Exhibit 99.1

MMMMMMMMMMMM PRELIMINARY COPY MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by [ ], Eastern Time, on [ ]. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/MCRN or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MCRN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of July 12, 2019, by and among Hillenbrand, Inc., Bengal Delaware Holding Corporation and Milacron Holdings Corp. (“Milacron”), as such Agreement and Plan of Merger may be amended from time to time (which is referred to as the merger agreement), and approve the merger contemplated thereby, which is further described in the accompanying proxy statement/prospectus, which is referred to as the merger proposal. 2. To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Milacron’s named executive officers in connection with the merger contemplated by the merger agreement. 3. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal. Other Business: The Board of Directors has no knowledge of any other matter to be submitted at the Special Meeting of Milacron’s Stockholders. If any other matter shall properly come before the special meeting, or any adjournment or postponement thereof, the proxies named hereby, or either of them, will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 3 4 3 8 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 034UFD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3 2019 Special Meeting Proxy Card1234 5678 9012 345

2019 Special Meeting Admission Ticket 2019 Special Meeting of Milacron Holdings Corp. Stockholders [ ] 2019, 9:00am EST Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Upon arrival, please present this admission ticket and valid, government-issued photo identification at the registration desk. If you hold your shares through a broker, bank or other nominee, you must obtain an admission ticket in advance by writing to Milacron Holdings Corp., c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022, and enclosing proof of ownership, such as the voting instruction form from your broker or other nominee or an account statement. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/MCRN q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — [ ] 2019 The undersigned hereby acknowledges receipt of the notice of the special meeting of Stockholders of Milacron Holdings Corp. to commence on [ ], 2019, at 9:00 a.m. EST at Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York, 10036 (the “Special Meeting”), revokes any prior proxies given by the undersigned, and hereby appoints and authorizes Bruce A. Chalmers, Chief Financial Officer of Milacron Holdings Corp., and Hugh C. O’Donnell, General Counsel and Secretary of Milacron Holdings Corp., or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed on the reverse side of this proxy. If no such directions are indicated, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Items to be voted appear on reverse side) Milacron Holdings Corp. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MCRN